EXHIBIT 10.12
FOURTH AMENDMENT OF LEASE

This FOURTH AMENDMENT OF LEASE is made to be effective the 31st day of January, 2023 (this “Amendment”), by and between Skotdal Brothers, LLC, a Washington limited liability company, successor in interest to Skotdal Revocable Living Trust and Arthur W. Skotdal; and MJS Everett LLC, a Washington limited liability company, successor in interest to Edwin McRory and Irene McRory and the martial community composed thereof; and Goyette Living Trust, successor in interest to Thomas Goyette and Louise Goyette and the marital community composed thereof (collectively, “Lessor”), and Coastal Community Bank, a Washington state chartered bank (“Lessee”).

RECITALS

    WHEREAS, Lessor and Lessee entered into that Lease, dated October 21, 1996 as amended by Amendment 1.0 dated August 15, 2006, Lease Amendment 2.0 dated March 31, 2008, Lease Amendment 3.0 dated June 29, 2009 and Letter Agreement dated March 25, 2015, (the “Lease”), wherein Lessor agreed to lease to Lessee certain commercial property (the “Premises”). The Premises is legally described in the Lease and primarily consists of the building located at the commonly used address of 2817 Colby Avenue, Everett, Washington 98201 (the “Building”) and the adjoining drive-thru lanes and a parking lot. The Building contains four floors and a basement. The Lease established an initial term commencing on January 1, 1997 and expiring on December 31, 2006;

    WHEREAS, the parties desire to amend the Lease for the purpose of extending the term and decreasing the area of the Premises; and

    WHEREAS, the parties now desire to amend the Lease upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereby agree as follows:

1.    Extension of Lease Term. The parties acknowledge that the Lease term currently expires on March 31, 2024. The parties hereby agree to extend the term of the Lease for ten (10) years. As extended herein, the term of the Lease shall expire on March 31, 2034. The Lease does not provide Lessee with any options to extend the term of the Lease, and any additional extensions of the Lease terms shall require the parties’ mutual agreement.

2.    Modification of Premises. As of April 15, 2023, (a) the Premises shall consist only of the street level bank branch space on the first floor of the Building and the drive-thru lanes adjacent to the Building, combined containing approximately 9,489 rentable square feet (6,739 branch square feet plus 2,750 drive-thru square feet) as depicted in Exhibit A, (b) the Lessee shall surrender the remainder of the Building to Lessor in good, broom clean condition, subject to ordinary wear and tear, with all of Lessee’s furniture, fixtures and equipment removed.

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3.    Temporary Use. Lessee shall have the right to use the breakroom area in the basement rent free from April 15, 2023 until the earlier of (a) August 1, 2023 or (b) when Lessee has completed construction of a break room in the Premises.

4.    Legal Description Correction. As of April 15, 2023, the legal description of the Property shall be corrected to: “Section 19 Township 29 Range 5 Quarter SE - EVERETT PLAT OF BLK 667 D-00 - LOTS 7 & 8 TGW LOTS A & B AKA LOT 1 TUNNEL ADD. The Property is comprised of parcel number 00439166700700.”

5.    Lessor’s Improvements. As of the Effective Date, Lessee shall allow Lessor to market the basement, second, third and fourth floors for lease to a new tenant(s) and to perform tenant improvements, provided that Lessor shall take reasonable measures not to interfere with Lessee’s actual use of the basement, second, third and fourth floors through March 31, 2023.

6.    Rent Adjustment. As of April 15, 2023, Lessee’s monthly minimum rent obligation shall be adjusted as follows:

Time Period	Monthly Minimum Rent
April 15, 2023 to May 31, 2028	$16,288.01
June 1, 2028 to May 31, 2029	$17,850.80
June 1, 2029 to March 31, 2030	$18,386.32
April 1, 2030 to March 31, 2031	$18,937.91
April 1, 2031 to March 31, 2032	$19,506.05
April 1, 2032 to March 31, 2033	$20,091.23
April 1, 2033 to March 31, 2034	$20,693.97

7.    Additional Rent: Effective April 15, 2023, Section F of “Riders to Lease” shall be replaced in its entirety with the following:

F.    ADDITIONAL RENT:
(a)    Beginning April 15, 2023 and continuing throughout the term of this lease, the Lessee shall pay to the Lessor, as additional rent, Lessee’s Share of Operating Expenses of the land and building of which the premises are a part. Within 60 days following the end of each calendar year, or as soon after such 60-day period as practicable, Lessor shall notify the Lessee of the amount of such additional rent by notice in writing addressed to Lessee at the premises and Lessor shall provide Lessee with a statement of the actual Operating Expenses for the prior year. Lessee shall then pay any shortfall or receive a credit for any surplus attributable to the prior year.

Lessee shall have the right to audit Lessor’s files no more than once per calendar year at Lessee’s sole cost and expense. In the event Lessee notifies Lessor that Lessee intends to audit Lessor’s files, Lessor shall make readily available to Lessee all of Lessor’s files related to this Lease, the Property, and the Operating Expenses. Lessee’s auditor will not be paid based on the audit’s outcome.

In the event that the estimated amount of Lessee’s Share of Operating Expenses has not yet been determined for any calendar year, Lessee shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Lessee. At such time as the estimate for the
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current calendar year is received, Lessee shall then pay any shortfall or receive a credit for any surplus for the preceding months of the current calendar year and shall, thereafter, make the monthly additional rent payment in accordance with the current estimate.

Commencing on March 1 of the year following the end of each calendar year in which Operating Expenses are calculated, and on the first (1st) day of each of the twelve months thereafter, Lessee shall pay to the Lessor an amount equal to one-twelfth of Lessee’s Share of the Operating Expenses. If, for any reason other than default of Lessee, this Lease shall terminate during any such 12-month period commencing March 1, Lessee’s Share of Operating Expenses shall be proportioned on the basis of which the number of days of this lease during such 12- month period bears to 365.

For purposes of this Paragraph 5(a):

(i)    “Lessee’s Share” of the Operating Expenses is thirty-three percent (33%) of Operating Expenses for the Property. Lessee’s Share is conditioned on the basement and the fourth floor of the Building being used solely as storage by the Lessor or other lessees of the Building or vacant. In the event the Lessor or other lessee’s use of the basement or fourth floor is for any use besides vacant space or storage, then the parties shall reduce Lessee’s Share of the variable Operating Expenses in a proportionate manner. The denominator for calculating Lessee’s share shall be [28,755 square feet (9,489 sq ft divided by 0.33)] until such time that Lessor or other Lessee’s use of the basement and/or 4th floor is used for anything other than vacant space or storage. At such time, the square footage of the basement and/or 4th floor used as non-storage space shall be added to the denominator and Lessee’s share of Operating expenses will be reduced accordingly.
(ii)    “Operating Expenses” are all of Lessor’s direct and indirect costs of managing, operating, maintaining and repairing the Premises, the Building, and the Property including, without limitation, wages, salaries and payroll burden of employees; janitorial, cleaning, maintenance, guard, elevator and other services; electrical energy, water, waste disposal and other utilities; heating, ventilation and air conditioning; materials and supplies; painting, repairs and other maintenance; capital improvements; insurance; and real property taxes and assessments which may be levied or assessed against the land and building of which the premises are a part. Notwithstanding the foregoing, Lessor shall only have the right to include in Operating Expenses in the year incurred the entire amount of capital improvements (as defined under the Internal Revenue Code of 1986 as it may be amended) related to the existing portions of the Property which do not exceed ten percent (10%) of the total Operating Expenses for any given calendar year, except if and to the extent the capital improvements are for the purpose of saving energy in the Property. If the capital improvements exceed that ten percent (10%) threshold, Lessor can include in the recoverable expenses either reserves (in advance of such expenditures) or amortizing reimbursements for replacement of existing capital improvements in the Property spread over their useful life, which Lessee hereby authorizes Lessor to impose as Lessor deems necessary. Notwithstanding the foregoing, Lessee’s Share shall not include roof replacement (as opposed to maintenance/repairs), structural maintenance/repairs, 5% of the Building’s gas consumption and janitorial service to the 2nd and 3rd floors. Lessee, at Lessee’s expense, is responsible for all maintenance/repairs to the interior of the Premises including, but not limited to janitorial service, lighting, paint, floor, window coverings, and exterior window glass, doors and door glass.
(iii)    If the occupancy of the property is less than 95% during any portion of an expense year, Lessor may make an appropriate gross-up adjustment of the variable components of the Operating Expenses for that expense year, as reasonably determined by Lessor using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Project been 100% occupied. This amount shall be
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considered to have been the amount of operating expenses for that expense year. For purposes of this section, “variable components” include only those component expenses that are affected by variations in occupancy levels, such as utility usage and janitorial services.
(iv)    The parties further acknowledge that the Lease requires Lessee to pay property taxes directly to Snohomish County. As of the Effective Date, Lessor shall pay all property taxes subject to reimbursement as described herein. For property taxes attributable to the first half of 2023, Lessee shall pay to Lessor, on or before April 30, 2023, an amount equal to 100% of the property taxes accruing from January 1, 2023 to April 14, 2023 plus thirty-three percent (33%) of the property taxes accruing from April 14, 2023 to June 30, 2023. Thereafter, Lessee shall pay its proportionate share of the property taxes directly to Lessor as Operating Expenses.

(b)    Notwithstanding anything contained in this Paragraph F, the rent payable by Lessee shall in no event be less than the minimum monthly rent specified in Paragraph 6 plus the additional rent established in Paragraph F(a) above.

(c)    The failure of Lessor during the term of this lease to prepare and submit to Lessee notices advising Lessee of the rent adjustments made in accordance with Paragraphs F(a) and F(b) of this lease shall not in any way cause Lessor to waive, surrender or forfeit any additional rent which may become due during the term of this lease.

(d)    Notwithstanding any dispute which may arise between Lessor and Lessee regarding rent adjustments under this Paragraph F, Lessee shall continue to pay all minimum monthly rent as provided in Paragraph 6 above plus the additional monthly rent established in Paragraph F(a) above, and the full amount of any rent adjustments as determined by Lessor under this Paragraph F, such payments being subject to adjustment, if necessary, upon final resolution of the dispute.

8.    Parking. As of 4/15/2023, any right of Lessee to park on the Property shall be limited to the drive-through area only.

9.    Signage. Lessee shall retain its existing signage on the Building and agrees to keep it in good working condition.

10.    Remaining Provisions. All of the terms and conditions of the Lease, as amended, are hereby reaffirmed and remain in full force and effect. If there is a conflict between the terms and conditions of this Fourth Amendment and the terms and conditions of the Lease, as previously amended, then the terms and conditions of this Fourth Amendment shall control.

11.    Modification. In accordance with the terms of the Lease, as extended and amended, this Fourth Amendment cannot be altered or modified hereafter except in a writing signed and acknowledged by the parties.

12.    Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which when executed and delivered to the other parties (or to the other parties' legal counsel) will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

13.    Equal Participation in Drafting and Independent Legal Counsel. The parties have each participated and had an equal opportunity to participate in the drafting of this Fourth Amendment. No ambiguity shall be construed against any party based upon a claim that such party drafted the ambiguous language. The parties expressly
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acknowledge that the parties have had adequate time and opportunity to seek and consult with independent legal counsel to advise them of their rights and liabilities with regard to this Fourth Amendment and the corresponding documents.

14. Authority. The undersigned parties executing this Amendment on behalf of Lessor hereby represent and warrant that such parties comprise all of the title owners of the Property and are authorized to enter into this Amendment on behalf of Lessor and to bind Lessor thereto.

IN WITNESS WHEREOF, this Fourth Amendment of Lease has been signed to be effective on the Effective Date.

LESSOR:

SKOTDAL BROTHERS, LLC

/s/ Andrew Skotdal
_______________________________
Andrew Skotdal, Member/Manager

MJS EVERETT LLC AND GOYETTE LIVING TRUST

/s/Arthur Skotdal
_______________________________
Arthur Skotdal, Power of Attorney

LESSEE:

COASTAL COMMUNITY BANK

/s/ Joel G. Edwards

By Joel G. Edwards .

Its EVP/CFO

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LESSOR

STATE OF WASHINGTON      )
         ) ss.
COUNTY OF SNOHOMISH      )

I certify that I know or have satisfactory evidence that Andrew Skotdal is the person who appeared before me, and said person acknowledged that said person signed this instrument and on oath stated that said person was authorized to execute the instrument and acknowledged it as the Member and Manager of Skotdal Brothers, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal this 20th day of _January, 2023.

                            /s/Connie L. Fisher
                            ___________________________________
    Print Name: Connie L. Fisher .
    NOTARY PUBLIC in and for the State of
Washington.
My Commission Expires: 1/29/2026

LESSOR

STATE OF WASHINGTON      )
         ) ss.
COUNTY OF SNOHOMISH      )

I certify that I know or have satisfactory evidence that Arthur Skotdal is the person who appeared before me, and said person acknowledged that said person signed this instrument and on oath stated that said person was authorized to execute the instrument and acknowledged it as the power of attorney for MJS Everett LLC and Goyette Living Trust, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal this 20th day of _January, 2023.

                        /s/Connie L. Fisher
                        ___________________________________
                        Print Name: Connie L. Fisher .
                        NOTARY PUBLIC in and for the State of
Washington.
My Commission Expires: 1/29/2026

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LESSEE

STATE OF WASHINGTON      )
         ) ss.
COUNTY OF SNOHOMISH      )

I certify that I know or have satisfactory evidence that Joel G. Edwards is the person who appeared before me, and said person acknowledged that said person signed this instrument and on oath stated that said person was authorized to execute the instrument and acknowledged it as the authorized representative of Coastal Community Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal this 17th day of January, 2023.

                            /s/ Patty L. MacDonald
                            ___________________________________
    Print Name: Patty L. MacDonald
    NOTARY PUBLIC in and for the State of
Washington.
My Commission Expires: 02/28/2024

FOURTH AMENDMENT OF LEASE - 7

EXHIBIT 10.12
2830 WETMORE AVENUE
PARKING AGREEMENT

THIS PARKING AGREEMENT (“Agreement”) is made and entered into this 31st day of January, 2023 by and between 2830 Wetmore LLC, a Washington limited liability company, (hereinafter called “2830 Wetmore LLC”), and Coastal Community Bank, a Washington state chartered bank (hereinafter called “Coastal”).

WHEREAS, 2830 Wetmore LLC is the owner of the real property (the “Property”) known as 2830 Wetmore Avenue, Everett, WA which is comprised of parcel numbers 00601066700200 and 00439166701800 with the following legal description:

EVERETT PLAT OF BLK 667 D-00 - LGE LOT 18A and    TUNNEL ADD BLK 667 D-00 - LOT C AKA LOT 2

WHEREAS, Coastal desires to utilize the 18 parking stalls on the Property for Coastal Community Bank employee and customer parking, and 2830 Wetmore LLC is willing to make the parking stalls available on the terms and conditions set forth herein.

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1)    Use Rights: 2830 Wetmore LLC hereby grants Coastal the right to use the 18 parking stalls on the Property for employee and customer parking during the term, subject to the conditions of this Agreement, and for no other purpose during regular banking hours only, which are Monday through Friday from 8:00 AM – 6:00 PM (and on Saturdays during hours Coastal is open to the public). The Property and parking stalls are shown on Exhibit A attached hereto.

2)    Term: The term of this Agreement shall commence on April 15, 2023 and will expire on March 31, 2034, unless earlier terminated as permitted herein. Notwithstanding the foregoing, this Agreement shall automatically terminate upon the expiration or earlier termination of Coastal’s lease governing the premises at the adjacent property located at 2817 Colby Avenue, Everett, WA.

3)    Redevelopment Right: 2830 Wetmore LLC may redevelop the Property at any time during the term of this Agreement under the following terms and conditions:

a)    2830 Wetmore LLC will provide Coastal with no less than a ninety (90) day prior written redevelopment notice, which notice shall contain the intended commencement date of the redevelopment. Coastal’s use of the Property shall temporarily terminate upon such commencement date.
b)    During the redevelopment, 2830 Wetmore LLC shall provide Coastal with the right to lease up to nine (9) parking stalls located off the alley behind the retail spaces immediately north of the Property and up to nine (9) additional parking stalls within a one (1) block radius at market rates, all during regular banking hours only.
c)    Upon completion of the redevelopment, 2830 Wetmore LLC shall provide Coastal with the right to park employee and customer vehicles in up to 18 parking stalls located in the redeveloped Property at prevailing market rates during regular banking hours only. If Coastal does not initially agree to utilize all 18 parking stalls in the redeveloped Property as proposed by 2830 Wetmore LLC, Coastal’s right to the number of stalls it forgoes shall be terminated.

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The parties shall mutually agree on the initial market rates for the parking stalls in the redeveloped Property. If the parties are unable to agree on the market rates, then the initial market rates will be determined by the following arbitration process.

(i) To initiate the arbitration process, either party may give written notice to the other. Upon the giving of such notice the parties shall attempt to agree upon a single qualified appraiser. In order to be considered a qualified appraiser, the appraiser must be an MAI with a minimum of five (5) years experience in real estate leasing or appraisal of leases of similar types. A qualified appraiser may not have conducted nor anticipate conducting a material amount of business with either party or any of their affiliates. A qualified appraiser may not have any financial interest in either of the parties or their affiliates. If the parties are unable to agree upon a single appraiser within fifteen (15) days, then the parties shall toss a coin to determine which of them shall within the following ten (10) days provide to the other the names and qualifications of three qualified appraisers. The other shall then have ten (10) days to select in writing one of the three appraisers from the list. The appraiser so selected shall be the arbitrator for determining the fair market rental value of the parking stalls. The parties shall share equally the cost of the appraiser.

(ii) Within fifteen (15) days following the selection of the appraiser, the parties shall each notify the other in writing (but not the appraiser) of their determination of the market rental value of the parking stalls. Within seven (7) days of the expiration of the fifteen (15) day period, the parties shall each prepare a written critique of the other’s determination of the market rental value. At the end of the seven (7) day period, each party’s initial determinations of the market rental value, as originally submitted without any modifications or additions whatsoever, and each party’s critiques of the other’s determination shall be submitted to the appraiser. Within fifteen (15) days after submittal, the appraiser shall decide which party’s determination of the market rental value is correct. If the appraiser is unable to decide that either party’s determination is correct, then the appraiser shall independently determine the correct market rental value, which must be a value between each party’s determinations. The market rental value that the appraiser selects or determines shall be the market rental value binding on the parties. Absent clear error, the appraiser’s decision shall be final, conclusive, and binding on the parties.
(iii) Notwithstanding the foregoing, the rate for the parking stalls is subject to annual market rate change as reasonably determined by 2830 Wetmore LLC.

4)    Use: Coastal shall use the Property for parking only. 2830 Wetmore LLC, at 2830 Wetmore LLC’s expense, shall be responsible for cleaning and maintaining the Property. Coastal shall be responsible for policing the Property during regular banking hours.

5)    Use Fee: Coastal covenants and agrees to pay a market rate monthly parking fee, in advance, currently in the amount $2,700.00 ($150.00 per stall per month). The monthly parking fee will not be prorated for any partial month.

6)    Utilities: N/A

7)    Surrender of Property: Upon termination of this Agreement, Coastal shall remove its vehicles from the Property and return such area to 2830 Wetmore LLC in the same condition
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as on the Effective Date, ordinary wear and tear excepted and damage, wear, and tear caused by parties other than Coastal excepted.

8)    Assignment: Coastal shall not assign its rights under this Agreement without the written consent of 2830 Wetmore LLC, which may not be unreasonably withheld, conditioned, or delayed. This Agreement shall not be assignable by operation of law. Any assignment in violation of this provision shall be void and of no effect.

9)    Accidents, Liability and Insurance: 2830 Wetmore LLC shall not be liable for any injury or damage to persons or property sustained by Coastal or others, in and about the Property during the term of this Agreement except if and to the extent caused by the gross negligence or willful misconduct of 2830 Wetmore LLC. Coastal shall defend, indemnify, and hold harmless 2830 Wetmore LLC from and against any and all liabilities, damages, costs, and expenses, including reasonable attorneys’ fees (collectively, “Claims”), arising from the use of the Property during regular business hours by Coastal, its agents, customers, employees, sub lessees, contractors, guests, invitees or licensees. Coastal’s indemnity obligation shall not apply to the extent the Claims are caused by 2830 Wetmore LLC or any of 2830 Wetmore LLC’s members, managers, affiliates, employees, agents, contractors, subcontractors, guests, licensees, or invitees. The terms of this Section shall survive the expiration or termination of this Agreement.

Coastal shall maintain at all times during this Agreement a policy or policies of commercial general liability insurance, auto liability insurance, and worker’s compensation employer liability insurance covering the Property in industry standard coverage amounts reasonably acceptable to 2830 Wetmore LLC. Coastal’s policy shall name 2830 Wetmore LLC and Skotdal Real Estate as additional insured. Prior to the commencement date, Coastal shall provide 2830 Wetmore LLC with a certificate of insurance confirming insurance coverage in compliance with this Agreement.

10)    Costs and Attorney’s Fees; Governing Law; Venue: If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Agreement, a legal action is instituted, the losing party agrees to pay to the prevailing party all reasonable costs and attorney’s fees incurred by the prevailing party in connection therewith. This Agreement shall be governed by the law of the State of Washington, without reference to the principles of conflicts of laws. It is agreed that the venue of any legal action brought under the terms of this Agreement shall lie exclusively with the Snohomish County Superior Court.

11)    No Waiver of Covenants: The covenants and agreements contained in this Agreement are personal to the parties hereunder and shall not burden, benefit, or run with the Property.

12)    Enforcement: No action to enforce the rights granted herein may be brought by any third party whatsoever except 2830 Wetmore LLC, or Coastal, or their successors in interest.

13)    Notice: Any notice required to be given by either party to the other shall be personally delivered, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to

If to 2830 Wetmore LLC at:

2830 Wetmore LLC
P.O. Box 5267
Everett, WA 98206

Or to Coastal Community Bank at:
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C/o CFO
5415 Evergreen Way
Everett, WA 98203

14)    Time is of the Essence of this Agreement.

15)    Survival:    If any provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

16)    Recording: This Agreement shall not be recorded.

17)    Authority. The undersigned parties executing this Amendment on behalf of 2830 Wetmore LLC hereby represent and warrant that 2830 Wetmore LLC is the sole title owner of the Property and the undersigned are authorized to enter into this Agreement on behalf of 2830 Wetmore LLC and to bind 2830 Wetmore LLC thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

2830 Wetmore LLC:                Coastal Community Bank:

By: /s/Andrew Skotdal            By: /s/: Joel G. Edwards

Its: Member                    Its: EVP/CFO

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LESSOR

STATE OF WASHINGTON      )
         ) ss.
COUNTY OF SNOHOMISH      )

I certify that I know or have satisfactory evidence that Andrew Skotdal is the person who appeared before me, and said person acknowledged that said person signed this instrument and on oath stated that said person was authorized to execute the instrument and acknowledged it as the Member and Manager of 2830 Wetmore LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal this 21st day of January, 2023.

/s/ Connie L. Fisher
_____________________________________
Print Name: Connie L. Fisher

NOTARY PUBLIC in and for the State of
Washington.
My Commission Expires: 01-29-2026

LESSEE

STATE OF WASHINGTON      )
         ) ss.
COUNTY OF SNOHOMISH      )

I certify that I know or have satisfactory evidence that Joel G. Edwards is the person who appeared before me, and said person acknowledged that said person signed this instrument and on oath stated that said person was authorized to execute the instrument and acknowledged it as the authorized representative of Coastal Community Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN UNDER my hand and official seal this 17th day of January, 2023.

/s/ Patty L. MacDonald
_____________________________________
Print Name: Patty L. MacDonald

NOTARY PUBLIC in and for the State of
Washington.
My Commission Expires: 02/28/2024

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EXHIBIT A

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